SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934


    Date of Report (Date of earliest event reported)   May 28,1997
                                                       -----------------


                        FIRSTFED BANCSHARES, INC.
 .................(to be known as CoVest Bancshares, Inc.)
                        -------------------------
         (Exact name of registrant as specified in its charter)



    DELAWARE                     0-20160                  36-3820609
    --------                     -------                  ----------
(State or other                (Commission             (I.R.S. Employer
 jurisdiction                  File Number)          Identification No.)
of incorporation)




              749 Lee Street, Des Plaines, Illinois  60016
              --------------------------------------------
          (Address of principal executive offices) (Zip Code)



   Registrant's telephone number, including area code  (847) 294-6500
                                                       --------------









Item 5.    Other Events


On Wednesday, May 28, 1997, the Company issued a press release pertaining to a regular quarterly dividend. The text of the press release is attached hereto as Exhibit 99.1.

A copy of the press release announcing the above, dated May 28, 1997, is attached hereto as Exhibit 99.1.











Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: May 28, 1997





                                          FIRSTFED BANCSHARES, INC.



                                      By:    /s/ Larry G. Gillie
                                          ------------------------------
                                          Name:  Larry G. Gillie
                                          Title: President &
                                                 Chief Executive Officer



                                      By:    /s/ Paul A. Larsen
                                          ------------------------------
                                          Name:  Paul A. Larsen
                                          Title: Senior Vice President &
                                                 Chief Financial Officer

















EXHIBIT 99.1

DES PLAINES, Il, May 28, 1997 -- FirstFed Bancshares, Inc. (NASDAQ: FFDP) the holding company for First Federal Bank of Des Plaines, Illinois, announced today that the Company's
Board of Directors has declared a $.10 per share regular quarterly dividend. This dividend, which is the tenth consecutive regular quarterly dividend, will be payable on June 30, 1997 to holders of record on June 13, 1997.

As of March 31, 1997, FirstFed Bancshares had consolidated assets of $552.6 million. The Bank operates three full-service offices in Arlington Heights, Des Plaines and Schaumburg.